UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2017

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Loan Agreement

On December 8, 2017, 12 wholly owned subsidiaries (the “Borrowers”) of American Finance Operating Partnership, L.P. (the “OP”), the operating partnership of American Finance Trust, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with Societe Generale and UBS AG (collectively, the “Lenders”).

The Loan Agreement provides for a $210.0 million loan (the “Loan”) with a fixed interest rate of 4.191% and a maturity date of January 1, 2028. The Loan requires monthly interest-only payments, with the principal balance due on the maturity date. The Loan is secured by, among other things, mortgage liens on the Borrowers’ 12 retail properties in eight states totaling approximately 2.4 million rentable square feet (each, a “Mortgaged Property” and collectively, the “Mortgaged Properties”). The Loan Agreement permits the Lenders to securitize the Loan or any portion thereof.

At the closing of the Loan, the net proceeds after accrued interest and closing costs were used to (i) repay approximately $18.0 million of mortgage indebtedness secured by one of the Mortgaged Properties, and (ii) fund approximately $2.4 million in deposits required to be made at closing into reserve accounts required under the Loan Agreement with respect to repairs, outstanding leasing costs, real estate taxes and insurance premiums, among other things. The approximate $185.1 million balance available to the Company may be used for general corporate purposes, including to make future acquisitions.

From and after January 1, 2019, the Loan may be prepaid at any time in whole, but not in part, subject to certain conditions and limitations, including payment of a yield maintenance prepayment premium for any prepayments made prior to the November 2027 monthly payment date.

In addition, from and after January 1, 2019, any Mortgaged Property may, subject to certain conditions and limitations, be released from the Loan in connection with a sale or disposition by prepayment of an amount equal to the greater of (i) the net proceeds from the sale or disposition and (ii) the portion of the Loan allocated to the Mortgaged Property sold or disposed, plus any applicable yield maintenance prepayment premium.

From and after January 1, 2019 and prior to January 1, 2027, up to three Mortgaged Properties with an aggregate portion of the Loan allocated to them of no more than $52.5 million may, subject to certain conditions and limitations, also be released from the Loan by substituting another property for the released Mortgaged Property.

The OP has guaranteed, pursuant to a guaranty in favor of the Lenders (the “Guaranty”), certain enumerated recourse liabilities of the Borrowers under the Loan Agreement and, from and after certain events of defaults and other breaches under the Loan Agreement as well as bankruptcies or similar events, payment of all amounts due to the Lenders in respect of the Loan.

Affiliates of UBS AG have previously served as financial advisor to the special transaction committee of the Company in connection with the Company’s completed merger with American Realty Capital — Retail Centers of America, Inc. and provided a related lending commitment, which did not result in a loan being made.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Loan Agreement and the Guaranty, copies of which will be filed as exhibits to a future filing by the Company with the Securities and Exchange Commission (the “SEC”).

Amendment to Existing Property Management Agreement and Entry into New Property Management Agreements

On December 8, 2017, in connection with the Loan, each of the Borrowers entered into a new Property Management Agreement (each, a “New PMA”) with American Finance Properties, LLC (the “Property Manager”) with respect to each of the Mortgaged Properties, all of which are anchored, stabilized core retail properties, such as a power center or lifestyle center. With respect to these properties, the substantive terms of the New PMAs are identical to the terms of the existing Amended and Restated Property Management Agreement, dated as of September 6, 2016 (the “PMA”), among the Company and the Property Manager, except that the Property Manager is not entitled to transition fees it would have been entitled to under the PMA.

On December 8, 2017, concurrently with entering into the New PMAs, the Company and the Property Manager entered into an amendment to the PMA (the “PMA Amendment”). Prior to the PMA Amendment, the Property Manager had been retained, pursuant to the PMA, to manage, operate and maintain all the Company’s properties (i) that constitute anchored, stabilized core retail properties, such as a power center or lifestyle center or (ii) on which the Company would develop or rehabilitate anchored, stabilized core retail properties, such as a power center or lifestyle center. Following the PMA Amendment, any of the Company’s properties that are subject to a separate property management agreement with the Property Manager (including the properties subject to the New PMAs) are no longer subject to the PMA.

The relationships between the Company, on the one hand, and the Property Manager and its affiliates (including without limitation the Company’s external advisor, American Finance Advisors, LLC), and related transactions, including the PMA, are described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 28, 2017 and other filings with the SEC made by the Company.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the PMA Amendment and the form of the New PMA, copies of which will be filed as exhibits to a future filing by the Company with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the subheading New Loan Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2017	By:	/s/ Edward M. Weil, Jr.
	Name: Title:	Edward M. Weil, Jr. Chief Executive Officer and President